UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2023 (May 16, 2023)

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2023, The Wendy’s Company (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected each of the 12 director nominees; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023; (iii) approved an advisory resolution to approve executive compensation; (iv) voted in favor of continuing to hold annual advisory votes on executive compensation; (v) did not approve the stockholder proposal regarding proxy access amendments; (vi) did not approve the stockholder proposal regarding an independent board chair; and (vii) did not approve the stockholder proposal requesting a report on lobbying activities and expenditures. The voting results for each proposal are set forth below. The proposals are further described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 30, 2023.

Proposal 1

The proposal to elect each of the 12 nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, was approved. Each nominee received the affirmative vote of a majority of the votes cast with respect to such nominee’s respective election. Voting results for the nominees were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nelson Peltz	163,187,974	3,150,730	304,962	22,950,480
Peter W. May	163,162,071	3,231,762	249,832	22,950,480
Matthew H. Peltz	164,074,268	2,230,990	338,408	22,950,480
Michelle Caruso-Cabrera	165,816,028	633,797	193,841	22,950,480
Kristin A. Dolan	148,315,386	18,083,901	244,379	22,950,480
Kenneth W. Gilbert	165,382,295	1,063,060	198,311	22,950,480
Richard H. Gomez	165,352,139	1,106,388	185,139	22,950,480
Joseph A. Levato	162,412,674	3,988,834	242,158	22,950,480
Michelle J. Mathews-Spradlin	164,988,128	1,416,330	239,208	22,950,480
Todd A. Penegor	164,617,167	1,825,747	200,752	22,950,480
Peter H. Rothschild	158,425,821	7,968,873	248,972	22,950,480
Arthur B. Winkleblack	164,302,837	2,089,235	251,593	22,950,480

Proposal 2

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023 was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions
186,402,215	2,889,076	302,855

Proposal 3

The proposal to approve an advisory resolution to approve executive compensation was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
162,035,299	3,881,394	726,973	22,950,480

Proposal 4

The proposal regarding an advisory resolution on the frequency of future advisory votes on executive compensation resulted in the expression by the Company’s stockholders of a preference for continuing to hold annual advisory votes on executive compensation. The voting results for this proposal were as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
156,248,116	448,618	9,567,053	379,879	22,950,480

Proposal 5

The stockholder proposal regarding proxy access amendments was not approved, as such proposal failed to receive the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,034,380	162,989,960	619,326	22,950,480

Proposal 6

The stockholder proposal regarding an independent board chair was not approved, as such proposal failed to receive the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,974,307	116,101,575	567,784	22,950,480

Proposal 7

The stockholder proposal requesting a report on lobbying activities and expenditures was not approved, as such proposal failed to receive the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,516,888	101,987,306	6,139,472	22,950,480

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: May 17, 2023	By:	/s/ Michael G. Berner
Michael G. Berner
Vice President – Corporate & Securities Counsel and Chief Compliance Officer, and Assistant Secretary

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